SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                       AMENDMENT NO. 2 TO
                            FORM SB-2
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                 Remote Utilities Network, Inc.
                 (Name of issuer in its charter)

                            333-49042
                      (Commission File No.)

      Nevada                   7380               86-088251
  ---------------       -----------------        -----------
  (State or other       (Primary Standard          (I.R.S.
   jurisdiction             Industrial            Employer
        of           Classification Code No.)  Identification
  incorporation)                                    No.)

                  ----------------------------

                  540 5th Ave. S.W., Suite 930
                Calgary, Alberta, Canada T2P 0M2
                         (403) 264-7356
  (Address and telephone number of principal executive offices)

                  ----------------------------

                   Nevada Corporate Residency
                     955 S. Virginia Street
                         Reno, NV 89014
                         (702) 650-2050
    (Name, address and telephone number of agent for service)

                  ----------------------------

Approximate date of proposed sale to the public: As soon as reasonably practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933 check the following box. X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.__

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number or the earlier effective registration statement for the same offering. __

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. __

 Title of
 each                          Proposed    Proposed
 class of                      maximum     maximum
 securities      Amount        offering    aggregate   Amount of
 to be           to be         price per   offering    registration
 registered      registered    share       price(1)    fee
 ----------      ----------    ---------   ---------   ------------

 Common Stock    100,000       $0.10       $10,000     $2.64

(1) Estimated solely for purposes of calculating registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                           Prospectus

                 Remote Utilities Network, Inc.

                 100,000 Shares of Common Stock

                   ---------------------------

This prospectus relates to the sale of up to 100,000 shares of the common stock of Remote Utilities Network, Inc. offered for the account of the selling security holders. The selling security holders from time to time may offer and sell the shares they hold through agents or broker-dealers, or directly to one or more purchasers, at market prices prevailing at the time of sale or at prices otherwise negotiated. The selling security holders reserve the sole right to accept or reject, in whole or in part, any proposed purchase of the shares to be made directly or through agents. Any proceeds and profits from their sale will go to the selling security holders and not to Remote.

We hope to have our common stock quoted on the OTC Bulletin
Board. No public market currently exists for the shares of common stock.

                   ---------------------------

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss.
See "Risk Factors" beginning on page 2 to read about factors you should consider before buying any of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. any representation to the contrary is a criminal offense.

                   ---------------------------

The information contained in this prospectus is not complete and may be amended. A registration statement relating to these securities has been filed with the Securities and Exchange
Commission. These securities may not be sold nor may offers to buy be accepted before the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.





     The date of this prospectus is __________________, 2001


                        Table of Contents

Prospectus Summary.............................................. 3

Risk Factors.................................................... 3

Forward-Looking Statements...................................... 6

Use of Proceeds................................................. 6

Determination of Offering Price................................. 6

Selling Security Holders........................................ 6

Plan of Distribution............................................11

Legal Proceedings...............................................12

Directors, Executive Officers, Promoters And Control Persons....12

Security Ownership of Certain Beneficial Owners and Management..15

Description of Securities.......................................17

Interest of Named Experts and Counsel...........................18

Disclosure of Commission Position on Indemnification for
Securities Act Liabilities......................................18

Organization Within the Last Five Years.........................18

Description of Business.........................................18

Management's Discussion and Plan of Operation...................24

Description of Property.........................................25

Certain Relationships and Related Transactions..................25

Market for Common Stock and Related Shareholder Matters.........26

Executive Compensation..........................................28

Financial Statements............................................29

Changes In and Disagreements With Accountants...................45

Where You Can Find More Information.............................45

Experts.........................................................46

Legal Matters...................................................46

                       Prospectus Summary

The Company
-----------

Remote Utilities Network, Inc. is a Nevada corporation formed on January 22, 1996. Our principal executive offices are located at 540-5th Ave. S.W., Suite 930, Calgary, Alberta, Canada T2P 0M2.
Our telephone number is (403) 264-7356.

Our principal business is to establish ourselves as a supplier of innovative security systems for wireless multi-vehicle surveillance of motor vehicles.

The Offering
------------

The selling security holders are selling up to 100,000 shares of the common stock of Remote Utilities Network, Inc.

The selling security holders may offer their shares directly to investors or, if a market develops in our common stock, they may sell their shares through a broker. The price of the shares is undetermined at this time.

                          Risk Factors

An investment in the securities that are being offered involves a high degree of risk and should only be made by those who can afford to lose up to their entire investment. Before purchasing these securities, you should consider carefully the following risk factors, in addition to the other information in this prospectus.

Risks related to our financial condition
----------------------------------------

     We are a development stage company with no revenues and anticipate losses for the foreseeable future.
     So it will be difficult for you to evaluate an investment in our common stock.

We have a very limited operational history. We were originally formed on January 22, 1996 under the name Alexander-West, Inc.
We changed our name to Remote Utilities Network, Inc. on March 15, 1999 in order to assemble the capital, management resources and distribution rights required to enact the full development of Remote's marketing strategy. We have not yet commenced our primary business purpose. We have no customers as yet, and we will not have any customers until the proposed multi-vehicle surveillance system is manufactured and available for us to sell. We have had no revenue to date.

     We will need additional financing to implement our business plan and such financing may be unavailable or too costly. Our independent auditor has expressed doubt concerning our ability to continue as a going concern. Unless we raise additional capital to address this problem we may be unable to continue in business.

As disclosed in Note 1 to our financial statements included in this prospectus, we do not have an established source of revenue, which raises substantial doubt about our ability to continue as a going concern. Our abilities to continue operations will depend on our positive cash flow, if any, from future operations and on our ability to raise funds through equity or debt financing. We do not know if we will be able to raise additional funding or if such funding will be available on favorable terms.

     We currently have no income and are dependent upon Autoeye to fund our project. The loss of Autoeye's financial support could result in the termination of the project and you could lose your entire investment.

Pursuant to the license agreement, Autoeye is responsible for all operational and development costs incurred by Remote until the Autoeye system is ready to market. Should Autoeye be unable or fail to fund the project, we would be forced to terminate the project or put the project on hold and seek other remedies such as additional financings through the sale of our common stock or we will need to secure a line of credit with an established financial institution to assist with the purchasing of inventory, marketing and general working capital purposes.

Risks related to our business
-----------------------------

     The market for motor vehicle security systems is becoming more and more competitive. We cannot predict market acceptance of the Autoeye
     System in relation to our competition.

We will face strong existing competition for similar products and expect to face significant competition from new companies or existing companies who may develop products such as ours. We face competition on the basis of price, reputation and quality distinctions among available products. Currently, we have no financing, name recognition or market recognition as compared to our competitors which will enable them to compete more effectively in the wireless motor vehicle surveillance industry. Once our product is ready to market, we will be competing directly with well known, established companies such as LoJack and General Motors who develops Onstar.

     Our officers and directors are engaged in other activities that could have conflicts of interest with us. Therefore, our officers and directors may not devote sufficient time to our affairs.

The persons serving as our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. As a result, conflicts of interest between us and the other activities of those entities may occur from time to time, in that our officers and directors shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which they may be or become involved and our affairs. Currently, our executive officers devote approximately 30-35 hours per week to our activities and are not engaged on a full-time basis.

In addition to serving as our secretary, treasurer and a director, Gerald S. Peatz is employed part-time as the Chief Financial Officer and director of American IR Technologies, Inc., a publicly traded Nevada corporation who designs, manufactures and markets consumer electronics targeted at the quality of life and leisure, home, health and safety categories. We do not believe that we have any conflicts of interest with the business or industry of American IR, other than Mr. Peatz' duty to provide management and services.

In addition to serving as our Vice President-Sales/Marketing, James Nikiforuk is employed part-time as a consultant with Alta-Bow Consulting, Ltd., a privately-held Canadian company who provides consulting services to the telecommunications companies. We do not believe that we have any conflicts of interest with the business or industry of Alta-Bow, other than Mr. Nikiforuk's duty to provide management and services.

In addition to serving as our Chief Financial Officer, Robert Gentles is the President and director of Autoeye, Inc., a privately-held Canadian company, who Remote has entered into a licensing agreement to develop, market and sell its wireless motor vehicle surveillance system. Mr. Gentles currently devotes approximately half his time to Autoeye.

Additionally, our President and director, David Phan, and Mr. Peatz serve as directors of Autoeye along with Mr. Gentles. Although Autoeye has other business interests there may be a conflict of interest with our companies because of our financial dependence on Autoeye to the success of our business. Also, Messrs. Phan, Peatz and Gentles have a fiduciary duty to provide management and services to both Remote and Autoeye.

     The size of our company and our lack of operating history makes it unlikely that we will be able to commit funds to diversify our business until we have a proven track record, and we may not be able to achieve the same level of diversification as larger companies engaged in the wireless motor vehicle surveillance industry.

The size of Remote makes it unlikely that we will be able to commit our funds to the acquisition of any major accounts until we have a more well established track record, and we may not be able to achieve the same level of diversification as larger entities engaged in this type of business. The lack of diversification may make the value of Remote's shares dependent on the success of a single retailing concept.

Risks related to this offering
------------------------------

     There may not be a market for the securities after the offering and it might be difficult for you to sell your shares.

We do not currently meet the requirements such as income and shareholders' equity, to have our shares listed on a stock exchange in the United States or quoted on NASDAQ. We have a market maker who is willing to make a market in our common stock, but we cannot give any assurance that this market maker will be successful. We expect that initially any market will be on the OTC Bulletin Board. Consequently, the securities may be an illiquid long-term investment.

                   Forward-Looking Statements

Some information in this prospectus may contain forward-looking statements. You can identify these statements by their forward-looking terminology such as "may," "will," "expect," "anticipate," "continue," or other similar words. Forward-looking statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. When considering forward-looking statements in this prospectus, you should keep in mind the risk factors and other cautionary statements included in this prospectus. The risk factors noted in the "Risk Factors" section and the other factors noted throughout this prospectus, could cause our actual results to differ materially from those contained in any forward-looking statement.

                         Use of Proceeds

We will not receive any of the proceeds from the sale of the shares by the selling security holders but have agreed to bear all expenses for registration of the shares under federal and state securities laws. All proceeds from the sale of the common stock will be paid to the selling security holders.

                 Determination of Offering Price

We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling security holders. Before this offering there has been no market for the common stock and we have had limited business operations to date.

                    Selling Security Holders

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each selling security holder as of December 31, 2000, the number of shares that each may offer, and the number of shares of common stock beneficially owned by each selling security holder upon completion of the offering, assuming all of the shares are sold.

                        Before the Offering         After the Offering
                      ------------------------   ------------------------
                         Shares     Percentage     Shares      Percentage
Name of Selling       Beneficially  of Common    Beneficially  of Common
Security Holder          Owned        Stock         Owned        Stock
----------------      ------------  ----------   ------------  ----------

Brad Hatch                500           *             0             *
Brent Haws                500           *             0             *
Warren Higgins            500           *             0             *
John Hogie                500           *             0             *
John Hogie, Jr.           500           *             0             *
Scott Hon                 500           *             0             *
Dick Jones                500           *             0             *
Randy Jones               500           *             0             *
Roy Jorgensen             500           *             0             *
Kevin Kellis              500           *             0             *
Kevin Kirchenmann         500           *             0             *
Robert Koepke             500           *             0             *
Jeff Larson               500           *             0             *
Steve Lavagnino           500           *             0             *
Jay LeSueur               500           *             0             *
Ron Lewis                 500           *             0             *
Kent McKinley             500           *             0             *
Richard McCown            500           *             0             *
Gordon Mell               500           *             0             *
Wilma Mitchum             500           *             0             *
William Murset            500           *             0             *
Kathy Odgen               500           *             0             *
David Orme                500           *             0             *
Rick Paul                 500           *             0             *
Mark Perkins              500           *             0             *
Robert Porter             500           *             0             *
Mike Raymer               500           *             0             *
Richard Raymond           500           *             0             *
Lane Reynolds             500           *             0             *
Karen Riggs               500           *             0             *
Russell Riggs             500           *             0             *
Robert Rubin              500           *             0             *
Tobin Rudd                500           *             0             *
Phill Sherwood            500           *             0             *
Pat Shepherd              500           *             0             *
Gary Shurtz               500           *             0             *
George Sloan              500           *             0             *
Lance Standiford          500           *             0             *
Kevin Staples             500           *             0             *
Lori Steiner              500           *             0             *
Rocky Turner              500           *             0             *
Steve Wilkes              500           *             0             *
Mark Young                500           *             0             *
Delbert Nelson            500           *             0             *
Robert Gurr               500           *             0             *
Charles Keith             500           *             0             *
Mark Killian              500           *             0             *
Dayne Jackson             500           *             0             *
Harold Allen              500           *             0             *
Ralph Arrington           500           *             0             *
Charles R. Rietz          500           *             0             *
Bill Guerin               500           *             0             *
Jim Weiers                500           *             0             *
Gene B. Stowe             500           *             0             *
Marvin L. Bates           500           *             0             *
Lewis McFadden            500           *             0             *
Fred Gammage              500           *             0             *
Gary Fife                 500           *             0             *
Jim Beck                  500           *             0             *
Ralph Adams               500           *             0             *
Russ Cannizaro            500           *             0             *
Don Ferris                500           *             0             *
Terry Godfrey             500           *             0             *
Barry Schor               500           *             0             *
Theo Harker               500           *             0             *
Scott Harker              500           *             0             *
Cathy M. Hanson           500           *             0             *
Jim Homan                 500           *             0             *
David Johnson             500           *             0             *
Foster Johnson            500           *             0             *
Gordon Nevers             500           *             0             *
Elvis Priest              500           *             0             *
John Riddle               500           *             0             *
Robert Sheets             500           *             0             *
Jess Winfrey              500           *             0             *
Robert Andes              500           *             0             *
Loran Allen               500           *             0             *
Dan Archer                500           *             0             *
Bryan Baldwin             500           *             0             *
Ken Barnum                500           *             0             *
Fred Behrmann             500           *             0             *
Ron Bingham               500           *             0             *
Jerry Brian               500           *             0             *
Neil Brimhall             500           *             0             *
Robert Brinton            500           *             0             *
Greg Brower               500           *             0             *
Joe Bryner                500           *             0             *
John Burke                500           *             0             *
Tom Butler                500           *             0             *
Darren Cook               500           *             0             *
Marty Cooper              500           *             0             *
Brent Cornia              500           *             0             *
Enrique Cortez            500           *             0             *
Frank DePriest            500           *             0             *
Gae Farquer               500           *             0             *
Jason Fishbeck            500           *             0             *
Carolyn Goodman           500           *             0             *
Don Griner                500           *             0             *
Larry Hall                500           *             0             *
Bruce Haslam              500           *             0             *
Luann Bacon               500           *             0             *
Derek Bollwinkle          500           *             0             *
Chip Boynton              500           *             0             *
Chip Consentino           500           *             0             *
Reed Ellsworth            500           *             0             *
Scott Ellsworth           500           *             0             *
Doug Ellsworth            500           *             0             *
Mike Ellsworth            500           *             0             *
Grant Fletcher            500           *             0             *
Lonnie Fuller             500           *             0             *
Mike Garner               500           *             0             *
Dale Gray                 500           *             0             *
Darrin Gray               500           *             0             *
Jerry Gurr                500           *             0             *
Dale Hall                 500           *             0             *
Robert Haws               500           *             0             *
Alan Heywood              500           *             0             *
Connie Johnson            500           *             0             *
Neil Jones                500           *             0             *
David Killian             500           *             0             *
Adrian Cuzdas             500           *             0             *
Dale Langkilde            500           *             0             *
Alan Lee                  500           *             0             *
Tony Cuguda               500           *             0             *
Dirk Martin               500           *             0             *
Christon Allen            500           *             0             *
Noel Allen                500           *             0             *
Melodee Jones             500           *             0             *
Cory N. Allen             500           *             0             *
Conrad K. Allen           500           *             0             *
Kay S. Allen              500           *             0             *
David Banks               500           *             0             *
Deborrah L. Allen         500           *             0             *
Heather J. Allen          500           *             0             *
Shelice Millett           500           *             0             *
Keaton J. Allen           500           *             0             *
Shawn Allen               500           *             0             *
Cory A. Allen             500           *             0             *
Karen C. Allen            500           *             0             *
Elba Allen                500           *             0             *
Orville W. Allen          500           *             0             *
Raymond Smith             500           *             0             *
Glenda Smith              500           *             0             *
Kay Smith                 500           *             0             *
Thomas Kimball            500           *             0             *
Vicki Burnham             500           *             0             *
Glenn Burnham             500           *             0             *
Nancy Burnham             500           *             0             *
Russell Hind              500           *             0             *
Frances Chatham           500           *             0             *
Tom D'Ambrosio            500           *             0             *
Steve Anderson            500           *             0             *
William Reeves            500           *             0             *
Phillip White             500           *             0             *
Robert Mangum             500           *             0             *
Bruce King                500           *             0             *
Norman King               500           *             0             *
Doyle S. Randall          500           *             0             *
Blaine Randall            500           *             0             *
Alan Thorne               500           *             0             *
Steve Hale                500           *             0             *
Jack H. Simon             500           *             0             *
James R. Phipps           500           *             0             *
Larry N. Prather          500           *             0             *
David E. Haggard          500           *             0             *
Morgan W. Tanner          500           *             0             *
Don Kellar                500           *             0             *
R. Fulton Brock           500           *             0             *
Phil Ashcroft             500           *             0             *
Dan Lee                   500           *             0             *
Gail Goodman              500           *             0             *
Jack Harvey               500           *             0             *
Merlin Gunderson          500           *             0             *
Devirl Lofgreen           500           *             0             *
Stephen Canzoneri         500           *             0             *
Jay Boyle                 500           *             0             *
Lawrence Wright           500           *             0             *
Delores Wright            500           *             0             *
Brandon Gardner           500           *             0             *
Brian Bailey              500           *             0             *
Star Bailey               500           *             0             *
Cullen Bailey             500           *             0             *
Cody L. Allen             500           *             0             *
Cindy A. Allen            500           *             0             *
Annabel Lancaster         500           *             0         *
David Lancaster           500           *             0         *
Ed Hatch                  500           *             0         *
Lyric Hatch               500           *             0         *
Sam Woodruff              500           *             0         *
Chris White               500           *             0         *
Sandra White              500           *             0         *
Gary Webb                 500           *             0         *
Shelley Webb              500           *             0         *
Jesse Udall               500           *             0         *
Ann Udall                 500           *             0         *
Pauline Tolman            500           *             0         *
Robert Taylor             500           *             0         *
Kay Standage              500           *             0         *
Dalene Standage           500           *             0         *
Paul Southworth           500           *             0         *

-----------------------------

* Denotes less than 1% of the issued and outstanding shares of common stock.

We are registering all of the shares listed which are held by the selling security holders. The selling security holders may sell their shares from time to time in broker's transactions or otherwise. Because the selling security holders may sell all, some or none of the shares held, we cannot estimate the number of shares that will be held by the selling security holders after the offering. For purposes of the above table, we have assumed that all of the shares offered by the selling security holders will be sold.

                      Plan of Distribution

The selling security holders may either sell their shares directly to a purchaser or through the use of a broker-dealer.
We will not sell shares on any selling security holder's behalf.

We have not authorized anyone to give any information or to make any representations concerning this offering other than those contained in this prospectus. You should not rely on any representation made by any third parties. This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities it offers to any person in any jurisdiction where that offer or solicitation is unlawful. The delivery of this prospectus or any sale of securities does not imply that the information in this prospectus is correct as of any date later than the date of this prospectus.

The selling security holders may be considered to be an underwriter under the Securities Act. We are not currently planning to register the shares of common stock owned by the selling security holders in any state. Various states may have exemptions from the registration requirements of their securities act that would allow the selling security holders to sell their shares to others. Various states have exemptions from the registration requirements for securities that allow securities to be sold in non-issuer transactions. The selling security holders are not issuers of the shares and may be able to rely on these exemptions. If the selling security holders are not able to rely on these non-issuer exemptions, we will assist the selling security holders in registering or qualifying the shares for sale in the particular state.

Any person who purchases the shares of common stock from a selling security holder will be able to resell the shares under state secondary market sales exemptions.

The states may permit secondary market sales of the securities:

     * once we publish the necessary financial and other information about ourselves in a recognized securities manual. These manuals include Standard & Poor's
       Corporation Records, Moody's and Fitches.

     * after a time period required by that state has elapsed from the date we issued the securities.

     * under exemptions that may apply to some investors based upon the investors qualifications.

     * as a reporting company under the Securities Exchange Act of 1934; and

     * as covered securities under Section 18(b)(4)(A) of the Securities Act, as long as any notice and fee requirements of the states have been met.

                        Legal Proceedings

Neither Remote nor any of its officers or its directors is a party to any pending legal proceeding, nor is its property the subject of any pending legal proceeding other than routine litigation that is incidental to its business.

  Directors, Executive Officers, Promoters and Control Persons

The members of the Board of Directors of Remote serve until the next annual meeting of the stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

There are no agreements for any officer or director to resign at the request of any other person, and none of the officers or directors named below are acting on behalf of, or at the direction of, any other person.

Name and Address                   Age    Position
----------------                   ---    --------

David Phan                         46     President/Director
Suite 801, 200 Lacaille Pl. SW
Calgary, Alberta T2P 5E2

Gerald S. Peatz                    51     Secretary/Treasurer/Director
174 - Woodglen Grove SW
Calgary, Alberta T2W 4S5

Robert Gentles                     51     Chief Financial Officer
7 Penmeadows Place, SE
Calgary, Alberta T2A 3P8

James Nikiforuk                    53     Vice President-Sales and
2323 7th Ave. N.W.                        Marketing
Calgary, Alberta T2N 1A1

Currently the executive officers contribute 30-35 hours per person, per week to Remote's activities and are not engaged on a full-time basis. Subsequent to Remote being listed as a public company and trading on the OTC Bulletin Board, and Remote's ability to secure financing, achieve revenues, it is expected that the following executive officers and key management individuals status will change from part-time to full-time: David Phan, Robert Gentles, Trevor Critchley and James Nikiforuk.

Information as to the directors and executive officers of Remote is as follows:

David Phan. Mr. Phan is President and a director of Remote and has held this position since December, 1998. Mr. Phan acts in an advisory capacity and as a board liaison with management. His duties include the general overseeing of Remote and its day-to-day operations. Mr. Phan is not currently engaged in any other employment. Prior to this, Mr. Phan owned and operated Phan & Associates, Calgary, Alberta, an insurance brokerage agency, from June 1993 to November, 1998. From 1990 to 1992, Mr. Phan was financial controller and contract administrator for Westronics, Inc., a Calgary technology company. Mr. Phan's responsibilities for this period were ensuring that all financial activities were in compliance with Canadian General Accounting Principals (GAP), and overseeing contracts and administration worldwide. For 1981 to 1990, he held the positions of Divisional Chief Accountant and Senior Corporate Accountant with the Central Alberta Dairy Pool in Calgary and Red Deer, Alberta. Mr. Phan sits on the board of several hi-tech companies, namely, Autoeye, Inc., TVR Technologies Inc., and West Development Corp. Mr. Phan has also held various accounting positions internationally in Hong Kong and Indonesia. Mr. Phan is a graduate of the Saskatchewan Technical Institute, Moose Jaw, Saskatchewan and has Certified Management Accounting Designation.

Gerald S. Peatz. Mr. Peatz is Secretary, Treasurer and a director of Remote. Mr. Peatz is responsible for the overall financial administration and financial reporting of Remote, and has held this position since December 1998. Mr. Peatz has accumulated ten years of experience as Chief Financial Officer for various privately held companies including his present part-time position of Chief Financial Officer and Director at American IR Technologies, Inc., a publicly traded Nevada corporation, listed on the OTC Bulletin Board - Ticker Symbol: ATLI, which he has held for the past six months. Before his current position, he was President of Autoeye, Inc. from March 1998 to September 1999, and Chief Financial Officer from March 1996 to March 1998. He continues to serve on Autoeye's board of directors. Mr. Peatz worked from March 1992 to March 1998 for SED Systems Ltd., a high tech company which was sponsored by the University of Saskatchewan to conduct research & development work on new technologies in the engineering and product development fields, where he was responsible for setting up an administration infrastructure that was ultimately adopted throughout the company. He graduated as a Certified Management Accountant and is presently a member in good standing with the Society of Management Accountants of Alberta. As a professional accountant, he worked as a draftsman and cost accountant with Dominion Bridge for six years. He then worked for ten years in the manufacturing and engineering environment, in a wide range of roles including cost accountant, controller, human resources, credit, contract administration and computer administration. He also has five years experience as an auditor with Revenue Canada.

Robert Gentles. Mr. Gentles is the Chief Financial Officer for Remote. Mr. Robert Gentles is responsible for the strategic planning and corporate development of Remote since March 1, 2000. Mr. Gentles is also currently employed part time as President of Autoeye, Inc., a position he has held since November, 1999. His duties include overseeing day-to-day operation of Autoeye, Inc.'s operations. Prior to this, Mr. Gentles was the Chief Financial Officer of Autoeye, Inc. from May, 1998 to November, 1999. Mr. Gentles held the position of Professor of Management at Southern Alberta Institute of Technology from January 1995 to April 1998. His duties included teaching all aspects of management and economics.

James Nikiforuk. Mr. Nikiforuk is the Vice President-Sales/Marketing for Remote and has held this position since April 2000. Mr. Nikiforuk is responsible for the sales and marketing areas of Remote, and has held this position since May 1, 2000.
Mr. Nikiforuk is also currently employed part-time as a consultant with Alta-Bow Consulting, Ltd., a private Canadian telecommuni-cations consulting company. From May 1974 to April 2000, Mr. Nikiforuk was with TELUS Communications Inc. in
Edmonton and Calgary. In 1974, he graduated from the University of Alberta with a Bachelor of Science in Electrical Engineering and started with Government Telephones in Edmonton as an engineer-in-training. After numerous engineering positions, he moved to Calgary in 1988 to assume a managing position in network design. After numerous managing assignments in network design and network management, Mr. Nikiforuk's career culminated as the Director of Network Business Solutions International, which was responsible for marketing and selling high-end telecommunications consulting. His areas of strength include management, leadership, working in a team environment motivation, taking initiative plus adept at analyzing situations, identifying problems and providing solutions while working within set deadlines. He brings with him a proven track record managing capital programs, process improvement, plus marketing and selling expertise as it relates to the practical insight to product deployment.

There is no family relationship between any of the officers and directors of Remote. Remote's Board of Directors has not established any committees.

Key Employees
-------------

Trevor Critchley.  Mr. Critchley is the Manager, Investor
Relations for Remote. Mr. Critchley is responsible for public relations, investor relations & corporate finance for Remote and has held this position since April 10, 2000.

September 1994 to present - Vice President Corporate Finance for Total-Interactive Telecommunications, Inc., a 24 hour cable programming Canadian company in process of merging with a U.S. company, Lamour Telecommunications Inc. Upon merger, he will relinquish his title and position, and remain a shareholder of the new company. His duties included assisting the company in regards to funding and corporate finance activities.

September 1996 to September 1998 - corporate communications consultant for two public Canadian companies, Kenrich Mining Corporation and Nu-Lite Industries Ltd. He assisted the companies with day-to-day public relations/investor relations activities.

June 1998 to June 1999 - Vice President Corporate Finance - Miss
Au Natural Inc., a specialized pay for TV beauty pageant programming company. His duties included assisting the company with fund raising.

December 1998 to December 1999 - Canadian Representative -
Inntraport Gmbh, a German company involved in the leisure industry, primarily hotel intranet services. His duties included representing and introducing the company to large hotel chains in Canada.

Paul Chidley.  Mr. Chidley is the Technical Project Manager for
Remote. Mr. Chidley is responsible for product development for Remote, and has held this position since May 8, 2000.

November 1989 to January 1995 - Senior Digital Design
Technologist for NovAtel Communications Ltd., a cellular telecommunications company. His duties included design and support of duo-mode cellular phones.

January 1995 to June 1999 - President and owner of Outback
Technologies Ltd., a contract electronic and circuit board design company. His duties included overseeing the day-to-day operations of the company.

January 1996 to December 1997 - Product Manager for Wi-Lan Inc., a development of high speed wireless data communications equipment company. His duties included design and manufacturer of the wireless Ethernet links.

January 1998 to present - Vice President-Technical Operations -
Kayden Instruments, Inc., a flow level and temperature sensors production and design company. His duties include all overseeing all technical aspects of the company, including research, development and manufacturing.

Conflicts of Interest
---------------------

As described above, David Phan, Gerald Peatz, Robert Gentles and James Nikiforuk are engaged in other businesses on a part-time basis. David Phan is the beneficial owner of 10% of the outstanding common stock of Autoeye, a majority shareholder of Remote and the company in which Remote has entered into a license agreement for use of the trademarks, trade names, insignia and other indicia for the Autoeye System. Additionally, Mr. Phan, Peatz and Gentles are directors of Autoeye and Mr. Gentles serves as Autoeye's President. As a result, certain conflicts of interest may arise between Remote and these officers and directors. Remote will attempt to resolve such conflicts of interest in its favor. The officers and directors of Remote are accountable to it and its shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling the company's affairs. A shareholder may be able to institute legal action on behalf of Remote or on behalf of itself and other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts is in any manner prejudicial to Remote.

          Security Ownership of Certain Beneficial
                  Owners and Management

The following table sets forth each person known to us, as of December 31, 2000, to be a beneficial owner of five percent (5%) or more of Remote's outstanding common stock, each officer and director individually, and all executive officers and directors as a group. No other class of voting securities is outstanding. Each person is believed to have sole voting and investment power over the shares. Except as noted, each person has sole voting and investment power with respect to the shares shown. None of the beneficial owners has the right to acquire any shares of Remote's common stock within 60 days pursuant to options, warrants, rights, conversion privileges, or similar obligations. Unless otherwise indicated, all shares are beneficially owned by the persons named.

Name and Address of               Amount and Nature of   Percent of
Beneficial Owner                  Beneficial Ownership     Class
-------------------               --------------------   ----------

Autoeye, Inc.                     7,200,000  Direct       52.55%
540 5th Ave. S.W.
Calgary, Alberta T2P 0M2

David Phan                        7,200,000  Indirect     52.55%
Suite 801, 200 Lacaille Pl. SW
S.W.
Calgary, Alberta, T2P 5E2

Gerald S. Peatz                   7,200,000  Indirect     52.55%
174-Woodglen Grove S.W.
Calgary, Alberta T2W 4S5

Robert Gentles                    7,200,000  Indirect     52.91%
7 Penmeadows Place, SE               50,000  Direct
Calgary, Alberta, T2A 3P8

James E. Nikiforuk                   60,000  Direct          *
2323 7th Ave. N.W.
Calgary, Alberta T2N 1A1

Andrew Chou                         695,000  Direct        5.07%
4027 26th Ave. N.E.
Calgary, Alberta T1Y 3J7

Includes all officers and
directors of Remote as a
group (4 persons)                 7,310,000               53.36%

--------------------------

* Denotes less than 1%.

David Phan, President and a director of Remote, is also a director of Autoeye and owns more than 10% of Autoeye's common stock and therefore indirectly owns the 7,200,000 shares of Remote directly owned by Autoeye.

Gerald S. Peatz, Secretary/Treasurer and a director of Remote, is also a director of Autoeye and therefore indirectly owns the 7,200,000 shares of Remote directly owned by Autoeye.

Robert Gentles, the Chief Financial Officer of Remote, is also the President of Autoeye and therefore indirectly owns the 7,200,000 shares of Remote directly owned by Autoeye.

                    Description of Securities

Common Stock
------------

Remote's Articles of Incorporation authorize the issuance of 20,000,000 shares of common stock, par value $.001 per share, of which 13,700,000 are issued and outstanding. The shares are non-assessable, without pre-emptive rights, and do not carry cumulative voting rights. Holders of common shares are entitled to one vote for each share on all matters to be voted on by the stockholders. The shares are fully paid, non-assessable, without pre-emptive rights, and do not carry cumulative voting rights. Holders of common shares are entitled to share ratably in dividends, if any, as may be declared by Remote from time-to-time, from funds legally available. In the event of a liquidation, dissolution, or winding up of Remote, the holders of shares of common stock are entitled to share on a pro-rata basis all assets remaining after payment in full of all liabilities.

Management is not aware of any circumstances in which additional shares of any class or series of Remote's stock would be issued to management or promoters, or affiliates or associates of either.

Preferred Stock
---------------

Remote's Articles of Incorporation authorizes the issuance of 5,000,000 shares of preferred stock, $0.001 par value per share, none of which have been issued. Remote currently has no plans to issue any preferred stock. Remote's board of directors has the authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. The preferred stock, if and when issued, may carry rights superior to those of common stock; however, no preferred stock may be issued with rights equal or senior to the preferred stock without the consent of a majority of the holders of then-outstanding preferred stock.

Remote considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future financings, and in meeting corporate needs which may arise. If opportunities arise that would make the issuance of preferred stock desirable, either through public offering or private placements, the provisions for preferred stock in Remote's Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed financing, and other factor existing at the time of issuance. Therefore it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to Remote's common stock or any other series of preferred stock which Remote may issue. The board of directors does not have any specific plan for the issuance of preferred stock at the present time, and does not intend to issue any preferred stock at any time except on terms which it deems to be in the best interest of Remote and its shareholders.

The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Remote. While such provisions are intended to enable the board of directors to maximize shareholder value, they may have the effect of discouraging takeovers which could be in the best interests of certain shareholders. There is no assurance that such provisions will not have an adverse effect on the market value of Remote's stock in the future.

              Interest of Named Experts and Counsel

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer or employee of the small business issuer.

    Disclosure of Commission Position on Indemnification For
                   Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Remote pursuant to the Nevada General Corporation Law or the provisions of Remote's Articles of Incorporation, as amended, or Bylaws, or otherwise, Remote has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for the indemnification against such liabilities, other than the payment by Remote of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, Remote will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

             Organization Within the Last Five Years

The company was founded on January 22, 1996 by Robin Gardner, Kevin K. Allen, Keaton J. Allen, Michael K. Hair and Kingsfield Capital, Inc. Ms. Gardner was the company's sole officer and director and received 1,600,000 shares of common stock for services provided to the company valued at $1,600. Kevin Allen, Keaton Allen, Michael Hair and Kingsfield Capital received 100,000 shares each in consideration of consulting services provided to the company valued at $100 each.

                     Description of Business

Background
----------

Remote Utilities Network, Inc. is a Nevada corporation formed on January 22, 1996. We were formed under the name Alexander-West, Inc. On March 15, 1999, we changed our name to Remote Utilities Network, Inc. in order to assemble the capital, management resources, and marketing rights required to establish ourselves as a supplier of security systems for wireless mobile asset surveillance. Our principal place of business is located at Suite 930, 540-5th Ave. S.W., Calgary, Alberta, Canada T2P 0M2.

On January 22, 1996, Remote issued 1,600,000 shares of its stock to Robin Gardner, the initial director and sole officer of Remote. On January 22, 1996, Remote also issued 100,000 shares each to the four remaining founders of Remote. On January 26, 1996, the initial director and sole officer of Remote, Robin Gardner, transferred 500 shares each to a total of 200 individuals pursuant to the so-called Section "4(1-1/2)" exemption under the Securities Act. On or about February 26, 1999, Ms. Gardner sold the remaining 1,500,000 shares owned by her to eight individuals who were non-affiliates of Remote in reliance on Section 4(1) of the Securities Act.

On February 22, 1999, Remote issued 4,500,000 shares of its common stock to 15 individuals for a total consideration of $45,000 cash pursuant to Rule 504 of Regulation D.

On June 30, 1999, Remote entered into a license agreement with Autoeye, Inc. for use of the trademarks, trade names, insignia and other indicia for the technology known as Autoeye Multi Vehicle Surveillance System (the "Autoeye system"). In consideration of the license, Remote issued 7,200,000 shares of its common stock to Autoeye. The license is granted for the operation of the business of manufacturing and marketing the Autoeye system on a worldwide basis to last for a period of ten years with an option to renew the license agreement for an additional ten years at no further cost to Remote. Under the terms of the Agreement, Autoeye is responsible for all costs and expenses incurred by Remote in the operation of its business during the development of the project until the Autoeye system is ready to market. The costs include, but are not limited to, manufacturing costs, registration fees and employee salaries. In addition, during the development phase, Autoeye is to provide Remote with office space, at no cost to Remote, to perform its administrative tasks, sales, marketing, research and development of the Autoeye system.

Remote is currently negotiating a letter of intent with Telus Corporation, Canada's second largest telecommunications company with 1999 revenues of US$3.9 billion. Telus is a multi-national corporation serving approximately 7 million customers - 23% of Canada's population. To date, negotiations and open discussions have been conducted in regards to Telus being responsible for assuming the surveillance function and initiating the dispatch of a pre-determined security agent of all the multi-vehicle systems installed and operational in Canada and the U.S. In addition, Telus would be responsible for overseeing the maintenance and monitoring of software/hardware in regards to the Autoeye project. Further ongoing open discussions/negotiations have also been conducted with Telus in regards to Telus extending the use of its national sales team to assist Remote in marketing the Autoeye product to their clientele base. Remote anticipates this letter of intent to be completed within 30 to 90 days of the effectiveness of this registration statement. In the interim, direct sales of the Autoeye system will be conducted by Remote. At present, there are no contracts or binding obligations existing between Telus and Remote and we cannot assure that any agreement will ever be reached.

We have a web-site that can be visited at www.runcorp.com.

Business of Issuer
------------------

Remote is in the testing stages of the Autoeye system for wireless multi-vehicle surveillance of motor vehicles. We plan to develop and market the multi-vehicle security systems, which consists of sensor units placed in each vehicle. Each vehicle is monitored on a full-time basis and any incidence of theft or vandalism is reported by the system at the time of the event; allowing for an immediate response. We also plan to offer surveillance systems to other applications such as large overnight lots, fleet lots, trucking companies and parking garages once the auto dealership market is established.

We are currently nearing completion of Phase II testing of the Autoeye system. Consequently, Remote has no sales of this system to date and product inventory is limited to what is currently being utilized in the testing. Subsequent to finalization of the testing, Remote will offer the Autoeye system to multi-vehicle parking lots, primarily the automobile dealer industry, where theft and vandalism is one of the fastest growing concerns. The Autoeye system includes multiple sensor units, which are placed one per vehicle. Each vehicle will be monitored on a full-time basis and any incidence of theft or vandalism will be reported by the system at the time of the event, allowing for an immediate response. The Autoeye system will be tailored to the needs of the automobile dealers market throughout North America. Once the auto dealership market is established, Remote plans to also offer surveillance systems to other applications such as large overnight vehicle parking lots, fleet lots, trucking companies and parking garages.

Consisting of a wireless sensor unit that is placed in a vehicle, the Autoeye system reports to the central control computer via a radio frequency network. The sensor monitors changes in voltage, vehicle attitude or motion. The software that drives the central processing unit interprets information gathered throughout the network and reacts as required. When an alarm incident occurs, the central processing unit initiates the central controlled television cameras to begin recording the event. In this way the alarm is confirmed and recorded.

Management believes that the Autoeye system is the first of its kind in the security industry to use radio frequency technology in combination with specialized hardware and software to create a comprehensive network between every vehicle equipped with a multi-vehicle surveillance system sensor. This allows for controlled asset management. The central control computer not only handles any alarm condition, more importantly it constantly monitors the entire network of sensors and radio frequency repeaters to ensure the integrity of the total system at all times.

The Autoeye system can monitor over 1,000 vehicles with 24 hour surveillance.

  1. Upon the vehicle's arrival on the lot, both the sensor and the vehicle's VIN# are entered into the system, either manually or by scanning. The Autoeye alarm sensor is then placed on the interior dashboard and draws its power from the cigarette lighter socket.

  2. A bar code scanner is available for scanning the sensor bar code and the bar code on the vehicle's description sheet.

  3. The VIN# is automatically decoded and all important vehicle information like its make, model, year, color, trim package and engine size, is extracted.

  4. The scanner is then connected to the central computer and the information is uploaded.

We have developed a strategy to position ourselves as a supplier of the Autoeye motor vehicle security system by initially introducing the system to the Western United States and Canadian market place.

While we intend to focus our efforts to take advantage of the needs of the automobile dealers industry, management has identified needs in several potential markets for similar security systems which could provide a comprehensive and effective deterrent against theft and vandalism of any mobile assets, particularly in large vehicle lot situations, such as boats, trailers, mobile homes, etc.

We are developing a marketing plan to introduce and expand our market base. Once the multi-vehicle systems have been successfully launched through automobile dealers, we plan to introduce a single vehicle surveillance system through new car dealers who have purchased and are utilizing the multi-vehicle system for their own dealerships. Management believes this plan provides the individual car buyer an ideal situation to actually see the system working at the dealership before purchasing.

We are reliant upon an industry, initially automobile dealerships, not on one or a few major customers. We have identified the overall target market to be large vehicle lot operators and are focusing our initial marketing efforts on the primary target market, automobile dealerships. Then, expansion across similar segments, such as truck and other fleet lots, hotel, airport as well as amusement lot operations.

Product Development
-------------------

Phase I of testing of the Autoeye system, which has been completed, was conducted on a limited basis with only a few vehicle security sensors operating simultaneously under laboratory and field conditions. The object of Phase I of testing was to verify that the original theoretical concept/design operated in practice as anticipated. The results of Phase I of testing indicated that the product operated as expected in these limited conditions.

Phase II of testing is currently being conducted. Its object is to verify the original concept under a fully operational environment, in the field utilizing more than 300 vehicle security sensors in a working environment, such as a dealership lot. Remote anticipates completion of Phase II of testing before the end of the first quarter 2001. Results from the completion of Phase II of testing will indicate whether or not the Autoeye system operates as expected in a multi-vehicle lot, alarming of any incidence of vehicle theft, intrusion, vandalism as it occurs to a central monitoring station and assists/enhances inventory management control. Upon the successful completion of Phase II of testing, one of Remote's leading suppliers of the wireless technology, Murandi Communications Ltd., will be making application to the Federal Communications Commission (F.C.C.) and Industry Canada on Remote's behalf in regards to the use of a specific radio band (900 MHz). As the 900 MHz radio bandwidth falls within the public sector, Remote has been assured by Murandi that the application for registration being sought is purely a formality. The cost of registration with the F.C.C. and Industry Canada is US$15,000.00. Autoeye, as a condition of the license agreement with Remote, will bear these development costs. Upon registration with the F.C.C. and Industry Canada, the Autoeye system will be ready to market.

The Product
-----------

Management is unaware of any equivalent product currently using this proactive technology, which combines inventory management control and security control. With the Autoeye system, a central monitoring station is notified instantly when a vehicle is being stolen or vandalized, as opposed to reactive/recovery technology, such as Onstar and LoJack, which can only be utilized after the discovery that a vehicle has been stolen or vandalized.

Key components of the units are contracted out to several high-tech companies in Western Canada who specialize in miniaturization of electronic components, as required in satellites. Upon completion of the manufacturing and receipt of these key components, the respective units are assembled at our facility in Calgary, Alberta, Canada, to ensure the highest standard of quality, and to provide additional integrity of the product. Our main suppliers are Murandi Communications Ltd., Mouser Electronics and Digi-Key Corporation. To date, these expenses have been paid by Autoeye as a condition of the license agreement. Remote will not be responsible for these expenses until the product is ready to market.

Pursuant to the terms of the license agreement with Autoeye, all costs of research and development of the Autoeye system incurred by Remote will be paid by Autoeye. During the last two fiscal years, Autoeye has paid research and development costs of US$560,000. No research and development costs were borne by either Remote or its customers.

Patents
-------

Through the license agreement with Autoeye, Remote has been granted the use of Patent Pending CA 2224671, which covers the wireless remote sensor of the Autoeye system. The initial application for the patent expired on October 12, 2000 so reapplication was made in September 2000. Once the patent has been finalized, it will be valid for a period up to 20 years. The Patent Pending, currently under review, is expected to be completed by the second quarter of 2001. As of the date of the prospectus, Remote has not been made aware of any similar technology to the Autoeye system by the Patent Office.

Customer Profile and Target
---------------------------

    1. The main target market segment being large lot operators, further defined for collecting data and monitoring the "primary" market segment, automobile dealerships

    2. Automobile dealerships with an inventory in excess of 100 vehicles will present the greatest initial opportunities for success

    3. Primary usage of the Autoeye system will be the security function with a rollout of information retrieval, inventory and traffic control

    4. Customer acceptance will be enhanced by our ability to limit liability and insurance exposure

Initially, direct sales will be targeted towards the automobile insurance companies and will be conducted in-house. Sales individuals will be retained by Remote and will be compensated on a 100% commission basis. The commission structure will be paid using a sliding scale: 5% payable on the first US$100,000.00 in sales; 3% payable on the next US$100,000.00 in sales; and 2% payable on sales over and above US$200,000.00. In addition, negotiations are currently being conducted with a sales agent network that is based across Canada to extend the use of its national sales team to assist Remote in marketing the Autoeye system to their clientele base.

Industry Analysis
-----------------

1.   According to the Doane Raymond Survey 1998, the North
     American primary market consists of over 22,000 new vehicle and 80,000 used vehicle automobile dealerships. The National Automobile Dealership Association reports that the ratio is 5 used vehicle dealerships for every 1 new vehicle dealership in Canada and 8 used vehicle dealerships for every 1 new vehicle dealership in the United States. Forty percent of the dealerships in North America are foreign car dealerships. These statistics are publicly available on the National Automobile Dealership Association website at http://www.nada.org/content/MediaCenter/StatsandTrends/NadaData/N
     ADAdata.htm or through Bizstats.com at
     http://www.bizstats.com/autodealers.htm.

     Doane Raymond are the auditors to Autoeye, Inc. The survey was conducted at Autoeye's request and at its expense.
     There is no relationship between Remote and Doane Raymond.

2. Insurance incentives will provide opportunities for expansion and growth, such as ongoing discussions with Chrysler Insurance Corporation - subsidiary of Chrysler
     Financial Corp. Canada and The Hartford, Canada.

3. Management anticipates the marketplace to remain stable, allowing for consistent growth and demand. Although there has been a small decline in the number of incidents of auto theft and vandalism reported over the past five years, the dollar value of the vehicles has increased. According to the Motor Vehicle Theft Report dated October 17, 1999, the F.B.I. reported the following for 1998:

     * In 1998, an estimated 1.2 million motor vehicles were reported stolen nationwide, representing an 8% drop in motor vehicle thefts from the 1997 levels and the lowest number since 1986.

     * The estimated total value of vehicles stolen nationwide was nearly $7.5 billion. The estimated average value of stolen motor vehicles at the time of theft was $6,030 per vehicle.

     * Seventy-six percent of all vehicle thefts involved automobiles. Trucks and buses accounted for 19 percent, and the remainder included other types of vehicles.

     This report can be accessed through the F.B.I's website at www.fbi.gov/pressrm/pressrel/pressrel99/ucr98.htm

4. Further market opportunities will be facilitated with expanding product line options. Research and development is currently being conducted on a consumer version while providing system servicing to Remote's customers.

Employees
---------

We are currently in a start-up phase with no full time employees. It is expected that as funds become available the six current part time employees may become full time employees and additional staff will be hired. All future employees will be hired under an equal opportunity policy and evaluated by their manager on a regular basis with regard to merit raises and advancements. Currently, all part time salaries are borne by Autoeye, Inc. until such time as the product is finished and ready to market, which was also a condition of the license agreement with Autoeye.

          Management's Discussion and Plan of Operation

We are in the developmental stage and have no established source of revenue. We are currently developing a business plan to market certain products we are entitled to distribute and sell under the license agreement with Autoeye. We plan to take the following steps that we believe will be sufficient to provide us with the ability to continue in existence:

1. Management believes we will need to raise between US$500,000 and US$5,000,000 months over the next 24 months which we will utilize in purchasing inventory, marketing, general working capital purposes and further research and development. The exact amount we will need to raise will be determined by the then current market conditions, and the status of cash flow within Remote. It is anticipated that an initial injection of US$500,000 will be required within the next 6 months. We propose to raise the amount we need by selling shares of our common stock through a secondary public offering followed by one or more private placements if necessary.

2. We hope to generate sales from the marketing of the product under the license agreement. This is expected to be conducted from the second quarter of 2001, once Phase II of testing and registration with the F.C.C. and Industry Canada has been completed. Management estimates that each auto dealership that purchases the Autoeye system will on average result in net revenues of US$50,000.00 to Remote. We are currently conducting ongoing discussions with large auto manufacturing companies and auto insurance companies in regards to the sale of the Autoeye product and we anticipate securing contracts in the second quarter of 2001, subject to completion of testing and registration. Remote does not currently have any formal sales contracts with interested parties.

3. Should management decide that raising funds by means of a secondary public offering or one or more private placements would be detrimental to Remote and its shareholders due to adverse stock market conditions or because our cash flow is limited as a result of little or no revenues, we will attempt to secure a line of credit with an established financial institution to assist with the purchasing of inventory, marketing and general working capital purposes.

Our monthly expenditures are minimal as Autoeye currently bears the operational and development costs pursuant to the license agreement which are approximately US$12,000 per month. Autoeye will continue to bear these expenses until the product is ready to market. We expect that testing and registration will be completed and our product will be ready to market in the 2nd quarter of 2001. Once the product is ready to be made available for sale, unless the license agreement is extended, Remote will be financially independent from Autoeye and will need to seek additional capital/funding as outlined above.

The increase in operating expenditures from $6,299 in 1999 to $200,996 in 2000 is due to the expense of retaining attorneys, accountants and consultants required to assist Remote in becoming a publicly traded company on the OTC Bulletin Board.

Currently, Autoeye is the beneficial owner of 52.55% of Remote's common stock. However, immediately following this offering, we plan to initiate a secondary offering of our common stock. The completion of the secondary offering will result in the dilution of Autoeye's share ownership to an amount less than 50%.

                     Description of Property

Our principal administrative, sales, marketing, research and development offices are located at 540 5th Ave. S.W., Suite 930, Calgary, Alberta, Canada T2P 0M2. We have a limited use of this facility through the license agreement with Autoeye. Autoeye provides this space and other office services to Remote for $1,000 per month, which has been recorded in our financial statements with a corresponding $12,000 contribution to capital as of December 31, 2000.

Since Remote is incorporated in Nevada, it is required to maintain a resident office in that state in which corporate documents are available. The resident office is located at 995 S. Virginia St., Suite 116, Reno, Nevada 89502. No activities take place in the resident office. All other activities have been consolidated to the facility described above.

         Certain Relationships and Related Transactions

On June 30, 1999, Remote entered into a license agreement with Autoeye, Inc. pursuant to which Remote acquired the rights for the use of the trademarks, trade names, insignia and other indicia for the Autoeye multi-vehicle in exchange for 7,200,000 shares (52.55%) of Remote's outstanding common stock. Under the agreement, Autoeye is responsible for Remote's operational and development costs of its product. Certain of Remote's officers and directors are also officers, directors and/or shareholders of Autoeye. Autoeye is not a publicly traded company.

Mr. David Phan, President and director of Remote, is also a current director of Autoeye. Mr. Phan beneficially owns with his wife 11.7% of Autoeye's outstanding common stock.

Mr. Robert Gentles, Chief Financial Officer of Remote, is also the current President of Autoeye. Mr. Gentles owns less than 1% of Autoeye's outstanding common stock.

Mr. Gerald Peatz, Secretary, Treasurer and director of Remote, is also a current director of Autoeye. Mr. Gerald Peatz owns less than 5% of Autoeye's outstanding common stock.

During fiscal year 2000, Mr. Phan made periodic loans to Remote totalling $264,681. The loans are non-interest bearing and payable upon demand.

     Market for Common Stock and Related Shareholder Matters

Market Information
------------------

At present, our shares are not traded publicly. Remote hopes to have its common stock quoted on the OTC Bulletin Board.

Effect of Penny Stock Rules
---------------------------

The "penny stock" rules could make selling shares more difficult for the selling security holders. Our common stock will be a "penny stock," under Rule 3a51-1 under the Securities Exchange Act of 1934 unless and until the shares reach a price of at least $5.00 per share, we meet the financial size and volume levels for our common stock not to be considered a penny stock, or we register the shares on a national securities exchange or they are quoted on the NASDAQ system. The shares are likely to remain penny stocks for a considerable period after the shares that are being offered are sold. A "penny stock" is subject to Rules 15g-l through 15g-10 of the Securities exchange Act that require securities broker-dealers, before carrying out transactions in any "penny stock," to deliver a disclosure document to the customer describing the risks of penny stocks, and get a written receipt for that document, to disclose the compensation received by the broker-dealer or any associated person of the broker-dealer; and to send monthly statements to customers with market and price information about the "penny stock." Our common stock will also be subject to a rule which requires the broker-dealer, in some circumstances, to approve the "penny stock" purchaser's account under standards specified in the rule, and deliver written statements to the customer with information specified in the rule. These additional requirements could prevent broker-dealers from carrying out transactions and limit the ability of the selling security holders in this offering to sell their shares into any secondary market for our common stock and also limit the ability of any subsequent shareholders to sell the shares in the secondary market.

Holders
-------

There are approximately 287 holders of Remote's common stock.

Dividends
---------

We do not have a policy of paying dividends, and it is currently anticipated that no cash dividends will be paid in order to retain earnings to finance future growth. Any future decision to pay cash dividends will be made on the basis of earning, alternative needs for funds and other conditions existing at the time.

Shares Eligible for Future Sale
-------------------------------

10,005,000 of the 13,700,000 outstanding shares of Remote's common stock are "restricted securities," as that term is defined in Rule 144 promulgated under the Securities Act, and as such may only be sold pursuant to an effective registration statement under the Securities Act, or in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act.

In general, under Rule 144 a person, or persons whose shares are aggregated, who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of Remote, as that term is defined under the Act, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the shares owned by these shareholders were sold pursuant to Rule 144 or a registered offering, the market price of the common stock could be adversely affected.

All shares registered in the instant offering shall be eligible for resale to the general public should there be a need for this type of securities. Remote makes no representations or guarantee that the shares registered hereunder shall have a market for resale.


                     Executive Compensation

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by Remote for the benefit of its employees. Executives and key management are considered part-time employees and are paid on a monthly basis. No employee was compensated in excess of $100,000 during fiscal years 1999 and 2000. The Company has not granted any options to purchase its common stock.


                                       Summary Compensation Table

                           Annual compensation             Long term compensation
                      -----------------------------  -------------------------------------
                                                         Awards                  Payouts
                                                     -------------------------------------
                                                                    Securities
                                               Other   Restricted   underlying              All
                                              Annual     Stock       options/     LTIP     other
Name and                      Salary   Bonus   Comp.     Awards        SARS      Payouts   Comp.
Position               Year    ($)      ($)     ($)       ($)          (#)         ($)      ($)
------------------------------------------------------------------------------------------------

David Phan,            1999     0
C.E.O., President      2000     0

Gerald Peatz,          1999     0
Secretary,             2000   15,600
Treasurer

Robert Gentles,        2000   15,600
C.F.O.

James Nikiforuk        2000  15,600
V.P.-Sales/Marketing

Paul Chidley,          2000  6,000
Technical Manager

Trevor Critchley,      2000  15,600
Communications



                 Remote Utilities Network, Inc.
                  (A Development Stage Company)

                      FINANCIAL STATEMENTS

                   December 31, 2000 and 1999



                              INDEX

                                                              Page
DECEMBER 31, 1999 AND 1998 (AUDITED):

Independent Auditors' Report                                   F2

Balance Sheets                                                 F3

Statements Of Operations                                       F4

Statement Of Stockholders' Equity                              F5

Statements Of Cash Flows                                     F6-F7

Notes To Financial Statements                                F8-F16



                             - F1 -





                   INDEPENDENT AUDITORS' REPORT


TO THE BOARD OF DIRECTORS OF
 REMOTE UTILITIES NETWORK, INC.

We have audited the accompanying balance sheets of Remote Utilities Network, Inc. (formerly Alexander-West, Inc.) (A Development Stage Company) as of December 31, 2000 and 1999, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended and for the period from January 22, 1996 (inception) to December 31, 2000. These financials statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Remote Utilities Network, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended and for the period from January 22, 1996 (inception) to December 31, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the accompanying financial statements, the Company has no established source of revenue, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                         /s/ Merdinger, Fruchter Rosen & Corso, P.C.
                         MERDINGER, FRUCHTER ROSEN & CORSO, P.C.
                         Certified Public Accountants

Los Angeles, California
February 8, 2001
                              - F2 -




                         REMOTE UTILITIES NETWORK, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS

                                                                December 31,
                                                           ---------------------
                                                             2000         1999
                                                           --------     --------
          ASSETS
       CURRENT ASSETS
        Cash and cash equivalents                          $ 22,382     $      1
        Inventory                                            51,376            -
        Due from related party                                    -       44,900
        Prepaid expenses                                     10,000            -
                                                           --------     --------
           Total Current Assets                              83,758       44,901

        Property and equipment, net of
         depreciation of $3,317                              46,251            -

       INTANGIBLE ASSETS, net amortization of $0              7,200        7,200
                                                           --------     --------
          TOTAL ASSETS                                     $137,209     $ 52,101
                                                           ========     ========

          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
       CURRENT LIABILITIES
        Accounts payable and accrued expense               $ 12,423     $  3,000
        Due to related party                                264,681            -
                                                           --------     --------
             TOTAL LIABILITIES                              277,104        3,000
                                                           --------     --------

       STOCKHOLDERS' EQUITY (DEFICIT):
        Preferred stock, $.001 par value; 5,000,000
         shares authorized; -0- shares issued and
         outstanding                                              -            -
        Common stock, $.001 par value; 20,000,000
         shares authorized;13,700,000 shares issued          13,700       13,700
         and outstanding
        Additional paid-in capital                           57,900       40,500

         Deficit accumulated during
          the development stage                             (211,495)    ( 5,099)
                                                           ---------    --------
            Total Stockholders' Equity (Deficit)            (139,895)     49,101
                                                           ---------    --------

          TOTAL LIABILITIES AND STOCKHOLDERS'
           EQUITY (DEFICIT)                                $ 137,209    $ 52,101
                                                           =========    ========







The accompanying notes are an integral part of the financial statements.

                                     - F3 -


                       REMOTE UTILITIES NETWORK, INC.
                        (A Development Stage Company)
                          STATEMENTS OF OPERATIONS

                                                                     Cumulative
                                             For the Year Ended    From Inception
                                                December 31,     (January 22, 1996)
                                             ------------------    to December 31,
                                               2000      1999           2000
                                             --------  --------       ---------

REVENUE                                      $      -  $      -       $       -

EXPENSES
  General and administrative expenses         200,996     6,299        (208,495)
                                             --------  --------       ---------

LOSS FROM OPERATIONS                         (200,996) (  6,299)       (208,495)
                                             --------  --------       ---------

OTHER INCOME (EXPENSE)
 Interest income                                1,400     2,400           3,800
 Interest expense                            (  6,800)        -        (  6,800)
                                             --------   -------       ---------
Total other income (expense)                 (  5,400)    2,400        (  3,000)
                                             --------   -------       ---------

LOSS BEFORE PROVISION
 FOR INCOME TAXES                            (206,396)   (3,899)       (211,495)

PROVISION FOR INCOME TAXES                          -         -               -
                                             --------   -------       ---------

NET LOSS                                    $(206,396)  $(3,899)      $(211,495)
                                            =========   =======       =========

NET LOSS PER COMMON SHARE

  Basic and diluted                         $(   0.02)  $( 0.00)
                                            =========   =======




The accompanying notes are an integral part of the financial statements.

                                   - F4 -



                         REMOTE UTILITIES NETWORK, INC.
                          (A Development Stage Company)
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                            Deficit
                                                                          Accumulated
                                          Common Stock       Additional    during the
                                      --------------------     Paid-in    Development
                                       Shares       Amount     Capital       Stage       Total
                                      ---------    -------     --------     -------     --------
Balance at January 22, 1996                   -    $     -     $      -     $     -     $      -

Issuance of shares for cash:
  January 22, 1996 at $0.001          2,000,000      2,000            -           -        2,000

Net loss                                      -          -            -      (  400)    (    400)
                                      ---------    -------     --------     -------     --------
Balance at December 31, 1996          2,000,000      2,000            -      (  400)       1,600


Net loss                                      -          -            -      (  400)    (    400)
                                      ---------    -------     --------     -------     --------
Balance at December 31, 1997          2,000,000      2,000            -      (  800)       1,200


Net loss                                      -          -            -      (  400)    (    400)
                                      ---------    -------     --------     -------     --------
Balance at December 31, 1998          2,000,000      2,000            -      (1,200)         800

Issuance of shares for cash:
  March 8, 1999 at $0.01                350,000        350        3,150           -        3,500
  March 26, 1999 at $0.01               405,000        405        3,645           -        4,050
  March 29, 1999 at $0.01               250,000        250        2,250           -        2,500
  March 30, 1999 at $0.01             1,595,000      1,595       14,355           -       15,950
  March 31, 1999 at $0.01             1,900,000      1,900       17,100           -       19,000

Issuance of shares for acquisition    7,200,000      7,200            -           -        7,200

Net loss                                      -          -            -      (3,899)    (  3,899)
                                     ----------    -------     --------     -------     --------
Balance at December 31, 1999         13,700,000     13,700       40,500      (5,099)      49,101

Contributed capital                           -          -       17,400           -       17,400

Net loss                                      -          -            -    (206,396)    (206,396)
                                     ----------   --------     --------   ---------    ---------
Balance at December 31,  2000        13,700,000   $ 13,700     $ 57,900   $(211,495)   $(139,895)
                                     ==========   ========     ========   =========    =========

The accompanying notes are an integral part of the financial statements.

                                     - F5 -


                      REMOTE UTILITIES NETWORK, INC.
                       (A Development Stage Company)
                          STATEMENT OF CASH FLOWS

                                               For The Year Ended      From Inception
                                                  December 31,       (January 22, 1996)
                                           -------------------------   to December 31,
                                               2000          1999           2000
                                           ------------   ----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                  $  (206,396)   $  (3,899)    $ (211,495)
 Depreciation and amortization                   3,317          800          5,317
 Interest income/expense, net                    5,400       (2,400)         3,000
 Rent and office expense                        12,000        2,400         14,400
 Adjustments to reconcile net loss to
  net cash used in operating activities:
 Increase in prepaid expenses                 ( 10,000)           -       ( 10,000)
 Increase in organization costs                      -            -       (  2,000)
 Increase in accounts payable and
  accrued expenses                               9,423        3,000         12,423
                                             ---------    ---------     ----------

Net cash used in operating activities         (186,256)     (    99)      (188,355)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment          ( 49,568)           -       ( 49,568)
                                             ---------    ---------     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Due to/from related party                     258,205      (44,900)       213,305
 Issuance of common stock for cash                   -       45,000         47,000
                                            ----------    ---------     ----------

Net cash provided by financial activities      258,205          100        260,305
                                            ----------    ---------     ----------

NET INCREASE IN CASH AND CASH EQUIVALENTS       22,381            1         22,382

CASH AND CASH EQUIVALENTS - BEGINNING                1            -              -
                                             ---------    ---------     ----------

CASH AND CASH EQUIVALENTS - ENDING           $  22,382    $       1     $   22,382
                                             =========    =========     ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

 CASH PAID DURING THE YEAR

  Interest expense                           $       -    $       -     $        -
                                             =========    =========     ==========
  Income taxes                               $       -    $       -     $        -
                                             =========    =========     ==========



The accompanying notes are an integral part of the financial statements.

                                  - F6 -



                      REMOTE UTILITIES NETWORK, INC.
                       (A Development Stage Company)
                    STATEMENT OF CASH FLOWS (Continued)



NON-CASH INVESTING AND FINANCING ACTIVITY

For the year ended December 31, 2000
------------------------------------

  a) A related party contributed inventory totaling $51,376, which was recorded as a loan due to the related party (see Note 2).

  b) A related party provided office space and administrative services to the Company, totaling $12,000, which the Company has recorded as a capital contribution (see Note 2).

  c) The Company had advances to/from a related party, of which the interest income/expense, net, totaling $5,400, was recorded as a capital contribution (see Note 2).


For the year ended December 31, 1999
------------------------------------

  a) The Company issued 7,200,000 shares of their common stock with a value of $7,200, to a related party as payment for a license agreement (see Notes 2 and 4).

  b) A related party provided office space and adminsitrative services to the Company totaling $2,400, which was recorded as a reduction of the due from related party (see Note 2).

  c) The Company received advances from a related party, totaling $44,900, of which the related interest income, totaling $2,400, was recorded as an increase in the due from related party (see Note 2).







The accompanying notes are an integral part of the financial statements.

                                  - F7 -



                      REMOTE UTILITIES NETWORK, INC.
                       (A Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2000 AND 1999



 NOTE 1 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a)   Nature of Operations
           --------------------
           Remote Utilities Network, Inc. ("Company") (formerly Alexander-West, Inc.) is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7.
           In March 1999, the Company changed its name from Alexander-West, Inc. to its current name. The Company was incorporated under the laws of the State of Nevada on January 22, 1996. Management is currently developing a business plan to market certain products that they are entitled to distribute and sell under its current licensing agreement (see Note 3 - Intangible
           Assets)

      b)   Basis of Presentation
           ---------------------
           The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has no established source of revenue. This matter raises substantial doubt about the Company's ability to continue as a going concern. Without realization of additional captial, it would be unlikely for the Company to continue as a going concern. These financial statement do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

           Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

             * Explore merging or acquiring a company with viable operations.
               As of the date of this filing there are no probable or pending acquisitions.
             * Generate sales from the marketing of the product under its licensing agreement.
             * Contemplating a private placement for the sale of shares of the
               Company's common stock.
             * Contemplating a line of credit with an established financial institution.

      c)   Use of Estimates
           ----------------
           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.



                                  - F8 -



                      REMOTE UTILITIES NETWORK, INC.
                       (A Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2000 AND 1999



 NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      d)   Cash and Cash Equivalents
           -------------------------
           The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

      e)   Concentration of Credit Risk
           ----------------------------
           The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may exceed FDIC insured levels at various times during the year.

      f)   Prepaid Expense
           ---------------
           Prepaid expense consists of the cost of a service agreement entered into with an outside party. The asset will be amortized over the life of the agreement, which is approximately a year from the date of the financial statement.

      g)   Inventory
           ---------
           Inventory is stated at the lower of cost or market utilizing the first-in, first-out method ("FIFO"). Inventory consists mainly of various parts and raw materials.

      h)   Property and Equipment
           ----------------------
           Property and equipment are recorded at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the various classes of assets. Maintenance and repairs are charged to expense as incurred.

      i)   Intangible Assets
           -----------------
           Intangible assets consist of the Company's costs for the purchase of its licensing agreement. The costs are being amortized over the life of the agreement, which is ten years, once sales activities commence.

           The Company periodically reviews the recoverability of the asset in accordance with SFAS 121, "Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed of". The Company believes the asset is fully recoverable at December 31, 2000.

      j)   Income Taxes
           ------------
           Income taxes are provided for based on the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Deferred income taxes, if any, are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

                                  - F9 -


                      REMOTE UTILITIES NETWORK, INC.
                       (A Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2000 AND 1999


 NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      k)   Stock-Based Compensation
           ------------------------
           Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinoin NO. 25, "Accounting for Stock issued to Employees", and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date fo the grant over the amount an employee must pay to acquire the stock.

      l)   Loss Per Share
           --------------
           SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS").

           The computation of basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS does not assume conversion exercise or contingent exercise of securities that would have an antidilutive effect on earnings.

           As of December 31, 2000, the Company had no potentially dilutive securities outstanding. The shares used in the computations were as follows:

                                                December 31,
                                         --------------------------
                                            2000            1999
                                         ----------      ----------
           Basic and diluted             13,700,000      13,700,000
                                         ==========      ==========

      m)   Comprehensive Income
           ====================
           In June 1998, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of December 31, 2000 and 1999, and for the period from January 22, 1996 (inception) to December 31, 2000, the Company had no items that represent comprehensive income, therefore, has not included a schedule of Comprehensive Income in the accompanying financial statements.



                                  - F10 -




                      REMOTE UTILITIES NETWORK, INC.
                       (A Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2000 AND 1999



NOTE 2 -   RELATED PARTY TRANSACTIONS

           The Company had related party transactions for the years ended December 31, 2000 and 1999 with Autoeye, Inc. ("Autoeye") and a Stockholder (the "Stockholder"). Autoeye, is the beneficial owner of 52.55% of the Company's common stock. However, the Company plans to initiate a secondary offering of its common stock to raise additional capital to commence its operations. The completion of the secondary offering will then result in the dilution of Autoeye's beneficial ownership to an amount less than 50% of the outstanding common stock (see also Notes 4 and 5). After this offering, the Company will also repay Autoeye and the Stockholder all advances outstanding. The Company will then operate separately and independently. As of December 31, 2000 and 1999, the Company had the following related party transactions with Autoeye:

               Office and Administrative Expense
               ---------------------------------

           a) The Company neither owns nor leases any real or personal property. Autoeye provided office services for $1,000 per month, for the year ending December 31, 2000. The cost of these office services, totaling $12,000, has been recorded in the statement of operations, with a corresponding contribution to capital as of December 31, 2000.

           b) For the year ending December 31, 1999, the cost of the office services provided by Autoeye was $200 per month or $2,400 for the year. This amount has been recorded in the statement of operations with a corresponding decrease to the due from related parties as of December 31, 1999.

               Due to Related Party
               --------------------
           a) The Company had advances to a stockholder, totaling $44,900 as of December 31, 1999, which were repaid during 2000. Interest on these advances, totaling $1,400, was imputed at a rate of 8%.

           b) During the year ended December 31, 2000, the Company had advances to/from a stockholder of which the inherent interest (income) expense, net, totaling $5,400 at 8%. Interest (income) expense, net, was recorded in the statement of operations, with a corresponding contribution to capital. The advances will be repaid when sufficient capital is available, which the Company expects will be within a year of the date of the financial statements when further private financing is received.

           c) During the year ended December 31, 2000, Autoeye sold $51,376 of inventory to the Company. In accordance with SAB 48, the Company valued the transaction at the shareholder's cost. This payable is recorded in the due to related party as of December 31, 2000.

                                  - F11 -




                      REMOTE UTILITIES NETWORK, INC.
                       (A Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2000 AND 1999



NOTE 2 -   RELATED PARTY TRANSACTIONS (Continued)

           License Agreement
           -----------------
           The Company entered into a license agreement with a company that the current management has a minority common stock ownership. As payment for the license agreement, the Company issued 7,200,000 shares of their common stock. In accordance with SAB 48, the Company valued the transaction at the shareholders' cost of the license which totaled $7,200 or $.001 per share (see Notes 4 and 5).

NOTE 3 -   PROPERTY AND EQUIPMENT

           Property and equipment at cost, consisted of the following:


                                                  December 31,
                                              -------------------
                                                 2000       1999
                                              --------    -------
           Computer Equipment                 $ 13,075    $     -
           Computer Software                    18,808          -
           Furniture and Office Equipment       14,378          -
           Leasehold Improvement                 3,307          -
                                              --------    -------
                                                49,568          -
           Less: Accumulated Depreciation       (3,317)         -
                                              --------    -------

           Net Property and Equipment         $ 46,251    $     -
                                              ========    =======

           For the year ended December 31, 2000, depreciation and amortization expense was $3,317.

NOTE 4 -   INTANGIBLE ASSETS

           During June 1999, the Company entered into a 10-year license agreement with a company that the current management has a minority common stock ownership. The license agreement is for the manufacturing and marketing of Autoeye Multi-Vehicle Surveillance System ("AMVSS), which is to be marketed to automotive dealerships. In August 1999, the Company's Board of Directors approved the issuance of 7,200,000 shares of the Company's common stock as payment for the license agreement. In accordance with SAB 48, the Company valued the transaction at the shareholders cost of the license which totaled $7,200 or $.001 per share.



                                  - F12 -




                      REMOTE UTILITIES NETWORK, INC.
                       (A Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2000 AND 1999



NOTE 5 -   STOCKHOLDERS' EQUITY

           Preferred stock
           ---------------
           The aggregate number of shares of preferred stock that the Company has authority to issue is 5,000,000 shares at a par value of $0.001.

           The Board of Directors shall have the authority from time to time to divide the preferred shares into series and to fix by resolution the voting powers, designation, preferences, and relative participating, and other special rights, qualifications, limitations or restrictions of the shares of any series established. As of December 31, 2000, the Board of Directors has not established any series of preferred shares.

           Common stock
           ------------
           The aggregate number of shares of common stock that the Company has authority to issue is 20,000,000 shares at a par value of $0.001. As of December 31, 2000 and 1999, 13,700,000 were issued.

           Common stock issued for license agreement
           -----------------------------------------
           In June 1999, the Company entered into a licensing agreement with Autoeye, Inc., for use of the trademarks, trade names, insignia, and other inertia for the technology known as Autoeye Multi-vehicle Surveillance System. In consideration of the license, the Company issued 7,200,000 shares of its common stock to Autoeye. The Company recorded the transaction at the shareholder cost in accordance with SAB 48 (see Notes 2 and 3).

           Common stock issued for cash
           ----------------------------

                                            Common stock     Additional
                                          ----------------    Paid in
                                          Shares    Amount    Capital    Relationship     Total
                                          ------    ------    -------    ------------    -------
           Issuance of shares for
            cash:
             March 8, 1999-
               Alexander J. Peatz         350,000    $ 350    $ 3,150     Related        $ 3,500
             March 26, 1999-
               Panjel Tak Waj Lam         405,000      405      3,645     Non-related      4,050
             March 29, 1999 @ $0.001
               Shirley Obre                25,000       25        225     Related            250
             March 29, 1999 @ $0.001
               Beverly Peatz              200,000      200      1,800     Related          2,000
             March 29, 1999 @ $0.001
               Mary Peatz                  25,000       25        225     Related            250
             March 30, 1999
               Applegate Ventures, Inc.   600,000      600      5,400     Non-related      6,000

                                  - F13 -



                      REMOTE UTILITIES NETWORK, INC.
                       (A Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2000 AND 1999



NOTE 5 -  STOCKHOLDERS' EQUITY (Continued)

          Common stock issued for cash (continued)
          ----------------------------------------

                                           Common stock     Additional
                                         ----------------    Paid in
                                         Shares    Amount    Capital    Relationship     Total
                                         ------    ------    -------    ------------    -------
           March 30, 1999
            Marie Hong                  620,000      620      5,580      Non-related      6,200
           March 30, 1999
            Mike Kormus                 375,000      375      3,375      Non-related      3,750
           March 31, 1999
            Emily Chang                 550,000      550      4,950      Non-related      5,500
           March 31, 1999
            Hazel Chong                  25,000       25        225      Non-related        250
           March 31, 1999
            Kevin Lam                   380,000      380      3,420      Non-related      3,800
           March 31, 1999
            Fanny Lai,
            Kuen Lam                    420,000      420      3,780      Non-related      4,200
           March 31, 1999
            Charles Malette             100,000      100        900      Non-related      1,000
           March 31, 1999
            Trevor Isang                395,000      395      3,555      Non-related      3,950
           March 31, 1999
            Ying Fong Hong               30,000       30        270      Non-related        300
                                      ---------   ------    -------                     -------
                                      4,500,000   $4,500    $40,500                     $45,000
                                      =========   ======    =======                     =======


           The above shares were issued in connection with the Company's offering circular dated February 15, 1999. The offering price was $0.01 per share with a minimum purchase of 25,000 shares ($250). The offering was for up to 4,500,000 shares.





                                  - F14 -




                      REMOTE UTILITIES NETWORK, INC.
                       (A Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2000 AND 1999



NOTE 6 -   INCOME TAXES

           The components of the provision for income are as follows:

                                                                For the
                                                                Period
                                                                 from
                                        For the Year Ended      January
                                           December 31,        22, 1996
                                                              (inception) to
                                                               December 31,
                                         2000       1999           2000
           Current Tax Expense
             U.S. Federal              $      -    $     -      $      -
             State and Local                  -          -             -
                                       --------    -------      --------
           Total Current                      -          -             -
                                       ========    =======      ========

           Deferred Tax Expense
             U.S. Federal                     -          -             -
             State and Local                  -          -             -
                                       --------    -------      --------
           Total Deferred                     -          -             -
                                       ========    =======      ========

           Total Tax Provision
           (Benefit) from Operatings   $      -    $     -      $      -
                                       ========    =======      ========




                                  - F15 -





                      REMOTE UTILITIES NETWORK, INC.
                       (A Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2000 AND 1999



NOTE 6 -   INCOME TAXES (Continued)

           The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

           Federal Income Tax Rate                      ( 34.0)%

             Deferred Tax Charge (Credit)                    -

             Effect on Valuation Allowance                34.0%

           State Income Tax, Net of Federal Benefit          -
                                                        ------
           Effective Income Tax Rate                       0.0%
                                                        ======


           At December 31, 2000 and December 31, 1999, the Company had net carryforward losses of approximately $211,495 and $5,099, respectively. Because of the current uncertainty of realizing the benefit of the tax carryforward, a valuation allowance equal to the tax benefit for deferred taxes has been established. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period. Net operating loss carryforwards expire through 2019.


           Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purpose and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities were as follows:


                                                 December 31,
                                            ---------------------
                                              2000         1999
                                            --------     --------
           Deferred Tax Assets
           -------------------
           Loss Carryforwards               $ 71,900     $  1,735

           Less: Valuation Allowance         (71,900)      (1,735)
                                            --------     --------

           Net Deferred Tax Assets          $      -     $      -
                                            ========     ========






                                  - F16 -







          Changes In and Disagreements With Accountants

On February 2, 2000, Remote engaged the accounting firm of Merdinger, Fruchter, Rosen & Corso, P.C. to serve as its new principal independent accountant. Merdinger, Fruchter, Rosen &
Corso, P.C. replaces Grant Thornton LLP as the Company's principal auditor.

The dismissal of Grant Thornton LLP was approved by Remote's board of directors on February 2, 2000.

The former accountant's report on the financial statements for the fiscal year 1998 did not contain an adverse opinion or disclaimer of opinion, and was not qualified as to uncertainty, audit scope or accounting principles, nor did it contain a "going concern" qualification. The new principal accountant's report for the past two fiscal years has been modified to contain a "going concern" qualification.

During the two most recent fiscal years and the subsequent interim period preceding the dismissal of Grant Thornton LLP, there were no disagreements with the former accountant on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if any, if not resolved to the satisfaction of the former accountant would have caused it tomake reference to the subject matter of the disagreement(s), if any, in connection with its reports.

               Where You Can Find More Information

Remote has filed a registration statement on Form SB-2 with the Commission under the Securities Act for the registration of the common stock offered by this prospectus. For purposes of this prospectus, the term registration statement means the registration statement and any and all amendments thereto. This prospectus omits certain information contained in the registration statement as permitted by the rules and regulations of the Commission. For further information with respect to Remote and the common stock offered, please refer to the registration statement, including the exhibits thereto. Statements contained in this prospectus concerning the contents of any contract or other document are not necessarily complete, and where such contract or other document is an exhibit to the registration statement, or otherwise, each such statement, is qualified by the provisions of such exhibit.

We are subject to the informational requirements of the Exchange Act, and in accordance therewith we will file reports, proxy and information statements, and other information with the Commission. Reports, registration statements, proxy and information statements, and other information filed by us with the Commission. The registration statement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. Copies of these materials may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549, by calling 1-800-SEC-0330. The Commission maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information.

                             Experts

The audited financial statements of Remote as of December 31, 2000 and 1999 were audited by Merdinger, Fruchter, Rosen & Corso, P.C., an independent public accounting firm with offices in New York, New York and Los Angeles, California. Their report regarding Remote's financial statements is included in this prospectus in reliance upon their authority as experts in accounting, auditing, and giving such reports.

                          Legal Matters

The law offices of Chapman & Flanagan, Ltd., Las Vegas, Nevada, has acted as Remote's legal counsel regarding the validity of the securities being offered by this prospectus.


              Outside back cover page of prospectus

Until _____________, 20___, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares offered by this prospectus or an offer to sell or a solicitation of an offer to buy the shares in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

                 -------------------------------

                      Up to 100,000 Shares

                 Remote Utilities Network, Inc.

                          Common Stock

                 -------------------------------

                           Prospectus

                 -------------------------------

                 Remote Utilities Network, Inc.
                  540 5th Ave. S.W., Suite 930
                Calgary, Alberta, Canada T2P 0M2
                         (403) 264-7356



                             Part II
             Information Not Required in Prospectus

Item 24.  Indemnification of Directors and Officers
--------  -----------------------------------------

Remote's Articles of Incorporation and By-laws provide that the Corporation shall indemnify any Directors, Officer, Employee or Agent of the Corporation who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and, in the case of conduct in his official capacity with the Corporation, in a manner he reasonably believed to be in the best interest of the Corporation, or, in all other cases, that his conduct was at least not opposed to the Corporation's best interests. In the case of any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, or itself, determine that the individual did not meet the standard of conduct set forth in this paragraph.

Remote currently maintains no director's and officer's insurance policy or any liability insurance concerning its officers and directors.

Item 25.   Other Expenses of Issuance and Distribution
--------   -------------------------------------------

           SEC Registration Fee               $      2.64

           Blue Sky Fees and Expenses         $      0.00

           Legal Fees and Expenses            $ 10,000.00

           Accountants' Fees and Expenses     $      0.00

           Miscellaneous                      $    500.00

The above expenses, except for the SEC fees, are estimated. All of the expenses listed above will be paid by Remote.

Item 26.   Recent Sales of Unregistered Securities
--------   ---------------------------------------

On February 22, 1999, Remote offered and sold a total of 4,500,000 shares of its common stock for the offering price of $.01 per share to a total of 15 individuals for a total consideration of $45,000.00 cash pursuant to an Offering Circular dated February 15, 1999, made in reliance on Rule 504 of Regulation D of the Securities Act. All sales, state and federal compliance, and receipts of funds for the payment of the shares were completed prior to April, 1999, therefore, shares were issued without restriction to the "non-affiliate" subscribers of the Rule 504 offering and subsequently may be transferred, offered, sold or traded in any public market which may develop for the Company's common stock without the benefit of a registration statement or opinion of counsel. Shares purchased by "affiliates" as defined by Rule 144 of the Securities Act are deemed restricted and the holders are subject to the affiliate requirements of Rule 144.

On or about February 26, 1999, Ms. Robin Gardner, a former officer, director and founder of Remote, sold all of the 1,500,000 shares of Remote's common stock owned by her to eight individuals for the consideration of $.001 per share. Each purchaser, personally known to Ms. Gardner, was a non-affiliate of the Remote. The sales by Ms. Gardner were made in reliance on
Section 4(1) of the Securities Act, which exempts transactions by any person other than an issuer, underwriter, or dealer. Ms. Gardner is determined not to be an issuer, underwriter or dealer within the meaning of Sections 2(4), 2(11) and 2(12) of the Securities Act.

On June 30, 1999, Remote issued 7,200,000 shares of its stock to Autoeye, Inc. in consideration for the use of a license agreement. This stock was issued in reliance on Section 4(2) of the Securities Act.

Item 27.   Exhibits and Financial Statement Schedules
--------   ------------------------------------------

(a)  Exhibits

     Number    Description
     ------    -----------

     3.1* Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's registration statement on Form 10-SB filed with the Securities and Exchange Commission on May 24,
               2000, File No. 000-30705).

     3.2*      Articles of Amendment to Articles of
               Incorporation.

     3.3* By-laws of the Registrant is incorporated by reference to Exhibit 3.2 to the Registrant's registration statement on Form 10-SB filed with the Securities and Exchange Commission on May 24, 2000, File No. 000-30705.

     5.1** Opinion of Chapman & Flanagan, Ltd. as to legality.

     10.1* License Agreement between Autoeye, Inc. and Remote Utilities Network, Inc., dated June 30, 1999 is incorporated by reference to Exhibit 10.1 to the Registrant's registration statement on Form 10-SB filed with the Securities and Exchange Commission on May 24, 2000, File No. 000-30705.

     10.2*     Addendum to License Agreement Dated June 30,
               1999, dated December 12, 2000.

     16.1* Letter re change in certifying accountant dated April 11, 2000 is incorporated by reference to
               Exhibit 16 to the Registrant's registration statement on Form 10-SB filed with the Securities and Exchange Commission on May 24, 2000, File No. 000-30705.

     23.1** Consent of Chapman & Flanagan, Ltd. is contained in Exhibit 5.1.

     23.2**    Consent of Merdinger, Fruchter, Rosen & Corso,
               P.C., Certified Public Accountants.

     24.1**    Power of Attorney is included on the Signature
               Page.

*    Previously filed.
**   Filed herewith.

(b)  Financial statement schedules:

All applicable information is included in the audited financial statements.

Item 28.   Undertakings
--------   ------------

     The undersigned registrant hereby undertakes to:

     (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               i. include any prospectus required by section 10(a)(3) of the Securities Act;

              ii. reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              iii. include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

-----------------------------


                           Signatures


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Reno, State of Nevada, on February 20, 2001.

                                   Remote Utilities Network, Inc.

                                   By: /s/ David Phan
                                   David Phan, President


                    Special Power of Attorney

The undersigned constitute and appoint David Phan their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

Signature             Title                       Date
-------------------   ------------------------    -----------------

/s/ David Phan        President (Chief            February 20, 2001
David Phan            Executive Officer) and
                      Director

/s/ Gerald S. Peatz   Secretary/Treasurer and     February 20, 2001
Gerald S. Peatz       Director


/s/ Robert Gentles    Chief Financial Officer     February 20, 2001
Robert Gentles




                          Exhibit Index


     Number    Description
     ------    -----------

     3.1* Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's registration statement on Form 10-SB filed with the Securities and Exchange Commission on May 24,
               2000, File No. 000-30705).

     3.2*      Articles of Amendment to Articles of
               Incorporation.

     3.3* By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's registration statement on Form 10-SB filed with the Securities and Exchange Commission on May 24,
               2000, File No. 000-30705).

     5.1** Opinion of Chapman & Flanagan, Ltd. as to legality.

     10.1* License Agreement between Autoeye, Inc. and Remote Utilities Network, Inc., dated June 30, 1999 (incorporated by reference to Exhibit 10.1 to the Registrant's registration statement on Form 10-SB filed with the Securities and Exchange Commission on May 24, 2000, File No. 000-30705).

     10.2*     Addendum to License Agreement Dated June 30,
               1999, dated December 12, 2000.

     16.1* Letter re change in certifying accountant dated April 11, 2000 (incorporated by reference to
               Exhibit 16 to the Registrant's registration statement on Form 10-SB filed with the Securities and Exchange Commission on May 24, 2000, File No. 000-30705).

     23.1**    Consent of Chapman & Flanagan, Ltd. (contained in
               Exhibit 5.1).

     23.2**    Consent of Merdinger, Fruchter, Rosen & Corso,
               P.C., Certified Public Accountants.

     24.1**    Power of Attorney (included on the Signature
               Page).



*    Previously filed.
**   Filed herewith.